Exhibit 10.7

EXECUTION VERSION

AMENDMENT OF AND JOINDER TO

REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT AND JOINDER (this “Amendment and Joinder”) is made as of June 20, 2014 by and between Nant Health, LLC, a Delaware limited liability company (the “Company”), NantWorks, LLC, a Delaware limited liability company (“NantWorks”), and KHealth Holdings, Inc., a Delaware corporation (“KHealth”).

WHEREAS, the Company, NantWorks and Verizon Investments LLC, a Delaware limited liability company (“Verizon”), are parties to a Registration Rights Agreement dated October 25, 2012 (the “Registration Rights Agreement”).

WHEREAS, KHeaIth has purchased 53,580,996 Series F Units (the “KHealth Units”) from the Company and is a member of the Company pursuant to that certain Sixth Amended and Restated Limited Liability Company Agreement of the Company, dated June 20, 2014.

WHEREAS, NantWorks and the Company desire to amend the Registration Rights Agreement to allow for the inclusion of the KHealth Units in the definition of Registrable Securities so that KHealth may become a party to the Registration Rights Agreement by execution of this Amendment and Joinder.

WHEREAS, this Amendment and Joinder is duly made pursuant to Section 2.6 of the Registration Rights Agreement by the Company with the consent of the Company and holders of a majority of the Registrable Securities outstanding as of the date hereof.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereby agree as follows:

1. Capitalized terms used in this Amendment and Joinder but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

2. The parties hereby agree that the definition of “Registrable Securities” in the Registration Rights Agreement shah1 include the KHealth Units.

3. Except as modified by this Amendment and Joinder, the Registration Rights Agreement shall remain in full force and effect. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provisions of the Registration Rights Agreement, other than as expressly contemplated herein.

4. KHealth hereby accedes to and ratifies the Registration Rights Agreement and covenants and agrees with the Company, Verizon and NantWorks to be bound by the terms of the Registration Rights Agreement as a “Holder” and to duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Registration Rights Agreement in all respects as if named as a party therein.

5. The Company covenants and agrees that KHealth shall be entitled to all the benefits of the terms and conditions of the Registration Rights Agreement as a “Holder.”

6. This Amendment and Joinder shall hereafter be read and construed in conjunction and as one document with the Registration Rights Agreement and references in the Registration Rights Agreement to “the Agreement” or “this Agreement,” and references in all other instruments and documents executed thereunder or pursuant thereto to the Registration Rights Agreement, shall for all purposes refer to the Registration Rights Agreement incorporating and as supplemented by this Amendment and Joinder.

7. This Amendment and Joinder may be executed in any number of counterparts and signatures may be delivered by facsimile or other electronic transmission (including via .pdf or .tif) and each of such counterparts shall for all purposes be deemed an original, and all such counterparts shall together constitute one and the same instrument.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment and Joinder to be executed and delivered by its authorized representative as of the date first above written.

NANT HEALTH, LLC		NANTWORKS, LLC

By:	/s/ Patrick Soon-Shiong	By:	/s/ Patrick Soon-Shiong
Name:	Patrick Soon-Shiong	Name:	Patrick Soon-Shiong
Title:	Chief Executive Officer	Title:	Chief Executive Officer

KHEALTH HOLDINGS, INC.

By:	/s/ Prashant M. Vithlani
Name:	Prashant M. Vithlani
Title:	Vice President and Secretary